U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 27, 2001

Commission File Number: 000-28251

US DATA AUTHORITY, INC.

a Florida corporation

(IRS Employer Identification Number: 65-0693150)

3500 NW Boca Raton Boulevard
Building 811
Boca Raton, Florida 33431

Securities Registered Pursuant to Section 12(g)
of the Securities Exchange Act of 1934:

Common Stock, Par Value $.02 per share

Item 1. Dispute with AT&T.

As previously reported on August 17, 2001, the Company reached a settlement in its longstanding billing dispute with AT&T Corp. The settlement was subject to the execution of appropriate documents.

During August 20-26, 2001, the parties were unable to agree to the terms of the documents designed to evidence and reflect the settlement. On August 27, 2001, AT&T disconnected the USDA network at all of the 38 locations. On September 7, 2001, the Company filed a Motion to Dismiss AT&T's complaint in AT&T Corp. vs. US Data Authority, Inc., Civ.01-8715, filed by AT&T on August 6, 2001 in the US District Court for the Southern District of Florida. The Company intends to mount a vigorous defense.

As of the date of this report, over 40% of the Company's customers on August 27, 2001, are being served through the Company's utilization of alternative circuits provided by WorldCom, Cable and Wireless and BellSouth Corporation. There is no assurance that the Company will be successful in its efforts to reconnect all of its customers or that the arrangements with these alternative bandwidth providers will continue uninterrupted.

SIGNATURE

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2001	US DATA AUTHORITY, INC. /s/ Dominick F. Maggio Name: Dominick F. Maggio Title: EVP and Chief Operating Officer